                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                      United States Lime & Minerals, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                     [LOGO]

                       UNITED STATES LIME & MINERALS, INC.
                         13800 Montfort Drive, Suite 330
                               Dallas, Texas 75240


March 23, 2001



Dear Shareholders:

         You are cordially invited to attend the 2001 Annual Meeting of Shareholders at 10:00 a.m. on Friday, April 27, 2001, at the Crowne Plaza Suites, 7800 Alpha Road, Dallas, Texas, 75240. Please refer to the back of this letter for directions. The Meeting will be preceded by an informal reception starting at 9:30 a.m., at which you will have an opportunity to meet the Directors and Officers of the Company.

         Enclosed with this letter is a Notice of the Annual Meeting, Proxy Statement, and Proxy Card. I urge you to complete, sign, date, and mail the enclosed Proxy Card at your earliest convenience. Regardless of the size of your holdings, it is important that your shares be represented. If you attend the Meeting, you may withdraw your Proxy and vote in person. You may also withdraw your Proxy by submitting to the Company, prior to the Annual Meeting, a written notice of revocation.

         I look forward to meeting and speaking with you at the Annual Meeting on April 27, 2001.

                                           Sincerely,

                                           /s/ TIMOTHY W. BYRNE

                                           Timothy W. Byrne
                                           President and Chief Executive Officer
Enclosures

                       UNITED STATES LIME & MINERALS, INC.

              Directions to the 2001 Annual Meeting of Shareholders

                     Friday, April 27, 2001, at 10:00 a.m.:

                               CROWNE PLAZA SUITES
                                 7800 ALPHA ROAD
                               DALLAS, TEXAS 75240

DIRECTIONS FROM DALLAS-FT. WORTH AIRPORT:

     o    Take the North exit from the airport

     o    East on I-635 (Lyndon B Johnson Freeway)

     o    Exit at Coit Road, turning North (left) onto Coit

     o    Turn left at first intersection onto Alpha Road

     o    Hotel entrance is on the left before junction with Blossomheath Road

DIRECTIONS FROM DOWNTOWN DALLAS:

     o    North on North Central Expressway (U.S. 75)

     o    Exit at Coit Road (exit passes over U.S. 75 and joins Coit)

     o Continue North on Coit until you cross over the Lyndon B Johnson Freeway (I-635)

     o    Turn left at first intersection onto Alpha Road

     o    Hotel entrance is on the left before junction with Blossomheath Road


                                     [MAP]

                       UNITED STATES LIME & MINERALS, INC.
                              13800 Montfort Drive
                                   Suite 330
                               Dallas, Texas 75240

                  NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held On April 27, 2001

To the Shareholders of
         United States Lime & Minerals, Inc.:

         Notice is hereby given that the 2001 Annual Meeting of Shareholders of United States Lime & Minerals, Inc., a Texas corporation (the "Company"), will be held on Friday, the 27th day of April, 2001, at 10:00 a.m., local time at the Crowne Plaza Suites, 7800 Alpha Road, Dallas, Texas 75240 (the "Annual Meeting"), for the following purposes:

         1. To elect six directors to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified;

         2. To consider and vote upon a proposal to approve the United States Lime & Minerals, Inc. 2001 Long-Term Incentive Plan; and

         3. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

         Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on March 16, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A complete list of such shareholders will be available for inspection during usual business hours for ten days prior to the Annual Meeting at the office of the Company in Dallas, Texas.

         All shareholders are cordially invited to attend the Annual Meeting. SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO ATTEND THE ANNUAL MEETING, TO COMPLETE, SIGN, AND DATE THE ACCOMPANYING PROXY CARD AND TO RETURN IT PROMPTLY IN THE POSTAGE-PAID RETURN ENVELOPE PROVIDED. A shareholder who has returned a Proxy Card may revoke the Proxy Card by sending the Company a written notice of revocation or by attending the Annual Meeting and voting in person.

                                          By Order of the Board of Directors,

                                          /s/ TIMOTHY W. BYRNE

                                          Timothy W. Byrne
                                          President and Chief Executive Officer

Dallas, Texas
March 23, 2001

                                     [LOGO]

                       UNITED STATES LIME & MINERALS, INC.
                              13800 MONTFORT DRIVE
                                    SUITE 330
                               DALLAS, TEXAS 75240

                                 PROXY STATEMENT
                                       FOR
                       2001 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 27, 2001

                                  INTRODUCTION

         The accompanying form of proxy (the "Proxy Card"), mailed together with this proxy statement (the "Proxy Statement"), is solicited by and on behalf of the Board of Directors of United States Lime & Minerals, Inc., a Texas corporation (the "Company"), for use at the 2001 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the time and place and for the purposes set forth in the accompanying Notice. The approximate date on which this Proxy Statement and Proxy Card were first sent to shareholders of the Company is March 23, 2001.

         Shares of the Company's common stock, par value $0.10 per share (the "Common Stock"), represented by valid Proxy Cards, duly signed, dated, and returned to the Company and not revoked, will be voted at the Annual Meeting in accordance with the directions given. In the absence of directions to the contrary, such shares will be voted:

         FOR the election of the six nominees named in the Proxy Card to the Board of Directors of the Company; and

         FOR the approval of the United States Lime & Minerals, Inc. 2001 Long-Term Incentive Plan.


         If any other matter is properly brought before the Annual Meeting for action at the Meeting, which is not currently anticipated, the persons designated to serve as proxies will vote on such matters in accordance with their best judgment.

         Any shareholder of the Company returning a Proxy Card has a right to revoke the proxy at any time before it is exercised by attending the Annual Meeting and voting in person or by giving written notice of such revocation to the Company addressed to Timothy W. Byrne, President and Chief Executive Officer, United States Lime & Minerals, Inc., 13800 Montfort Drive, Suite 330, Dallas, Texas 75240; however, no such revocation shall be effective unless such notice of revocation has been received by the Company at or prior to the Annual Meeting.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

         Only holders of record of Common Stock at the close of business on March 16, 2001, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The presence of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. On the record date for the Annual Meeting, there were issued and outstanding 5,799,845 shares of Common Stock. At the Annual Meeting, each shareholder of record on March 16, 2001 will be entitled to one vote for each share of Common Stock registered in such shareholder's name on the record date.

         The following table sets forth, as of March 16, 2001, information with respect to shareholders known to the Company to be the beneficial owners of more than five percent of the issued and outstanding shares of Common Stock:

Name and Address                Number of Shares           Percent
of Beneficial Owner             Beneficially Owned         of Class
-------------------             ------------------         --------
Inberdon Enterprises Ltd.          3,417,790(2)             58.93%(2)
1020-789 West Pender Street
Vancouver, British Columbia
Canada  V6C 1H2(1)

Legg Mason, Inc.                     359,261(2)              9.02%(2)
100 Light Street
Baltimore, MD  21203

----------

(1) Inberdon Enterprises Ltd. ("Inberdon") is principally engaged in the acquisition and holding of securities of aggregate producing companies located in North America. All of the outstanding shares of Inberdon are held, indirectly through a number of private companies, by Mr. George M. Doumet.

(2) In the case of Inberdon, based on the Company's records as of March 16, 2001. In the case of Legg Mason, Inc., based on a Schedule 13G received by the Company on February 20, 2001 reporting shared voting and dispositive power as of December 31, 2000. Assuming that Legg Mason, Inc. continued to own 359,261 shares on March 16, 2001, such shares would represent 6.19% of the class as of such date.

            SHAREHOLDINGS OF COMPANY DIRECTORS AND EXECUTIVE OFFICERS

         The table below sets forth the number of shares of Common Stock beneficially owned, as of March 16, 2001, by all directors and named executive officers of the Company individually and all directors and executive officers as a group:

                                Number of Shares           Percent
Name                            Beneficially Owned         of Class(1)
----                            ------------------         -----------
John J. Brown                           --                       --
Timothy W. Byrne                    22,881(2)(5)                   (6)
Richard W. Cardin                    2,000                         (6)
Antoine M. Doumet                       --(3)                    --
Wallace G. Irmscher                  9,000                         (6)
Edward A. Odishaw                   12,400                         (6)
Johnney G. Bowers                   22,496(2)(4)                   (6)
Billy R. Hughes                     61,332(2)(4)               1.06%
Richard D. Murray                   33,500(2)(4)                   (6)

All Directors
  and Executive Officers
  as a Group (11 persons)          182,255(2)(4)(5)            3.14%

---------

(1) All shares are directly held with sole voting and dispositive power unless otherwise indicated.

(2) Includes 6,811, 496, 3,880, 500 and 646 shares allocated to Messrs. Byrne, Bowers, Hughes, Murray, and Ohms, respectively, under the Company's Employee Stock Ownership Plan ("ESOP"), which was merged with the Company's 401(k) profit-sharing plan effective July 31, 1999.

(3) The named individual is the brother of Mr. George M. Doumet, who indirectly owns all the outstanding shares of Inberdon.

(4) Includes the following shares subject to stock options exercisable within the next 60 days granted under the 1992 Stock Option Plan (the "1992 Plan"): Mr. Bowers, 22,000; Mr. Hughes, 52,000; Mr. Murray, 33,000; and Mr. Ohms, 18,000.

(5) Does not include 30,000 shares subject to stock options granted under the 1992 Plan to Mr. Byrne in 2001.

(6)  Less than 1%.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         Six directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. All of the nominees are currently directors of the Company.

         Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at the Annual Meeting. The Company's Restated Articles of Incorporation prohibit cumulative voting for the election of directors. All duly submitted and unrevoked Proxy Cards will be voted FOR the nominees selected by the Board of Directors except where authorization so to vote is withheld. Votes withheld and broker non-votes are not counted in the election of directors.

         The Board of Directors recommends that all shareholders vote "FOR" the election of all such nominees. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated to serve as proxies will have full discretion to vote for another person nominated by the Board.

                              NOMINEES FOR DIRECTOR

         The six nominees for director are named below. Each has consented to serve as a director if elected. Set forth below is pertinent information with respect to each nominee:

JOHN J. BROWN

         Mr. Brown, age 68, has served as a director of the Company since July 1993. Mr. Brown is a director and President of Pacific Opportunity Company Ltd., a financial consulting and merchant banking firm located in Vancouver, Canada. He is a director of several public and private firms. From 1990 to 1993, he served as a director and chief financial officer of an "LTL" transportation firm in Western Canada. From 1984 to 1990, Mr. Brown was an investment advisor with a Canadian brokerage firm. Mr. Brown is a Chartered Accountant and was a senior partner with the public auditing firm of Deloitte & Touche, Chartered Accountants, in Vancouver, Canada.

TIMOTHY W. BYRNE

         Mr. Byrne, age 43, rejoined the Company on December 8, 2000 as its President and Chief Executive Officer, positions he previously held during 1997 and 1998. Mr. Byrne has served the Company as a director since 1991, and served as Chief Financial Officer and Senior Vice President or Vice President of Finance and Administration from 1990 to 1998. Prior to rejoining the Company in 2000, Mr. Byrne was President of Rainmaker Interactive, Inc., an Internet services and communications company focused on strategy, marketing and technology. Prior to initially joining the Company in 1990, Mr. Byrne was a partner at a consulting and accounting firm in Washington D.C.

RICHARD W. CARDIN

         Mr. Cardin, age 65, has served as a director of the Company since August 1998. He is a consultant and retired partner of Arthur Andersen LLP since 1995, having spent 37 years with that firm. He was Office Managing partner with Arthur Andersen LLP in Nashville, Tennessee from 1980 until 1994. He is a member of the Board of Directors of Atmos Energy Corporation.

ANTOINE M. DOUMET

         Mr. Doumet, age 41, has served as a director of the Company since July 1993 in the capacity of Vice Chairman. He is a private businessman and investor. From 1989 to 1995, he served as a director of MELEC, a French electrical engineering and contracting company. From 1988 to

         1992, Mr. Doumet served as vice president and a director of Lebanon Chemicals Company. Mr.Doumet is the brother of Mr. George M. Doumet, who indirectly owns all of the outstanding shares of Inberdon.

WALLACE G. IRMSCHER

         Mr. Irmscher, age 78, has served as a director of the Company since July 1993. He was a senior executive with 44 years of diversified experience in the construction and construction materials industry. Since 1995, he has served as a director of N-Viro International Corporation, a company involved in the recycling of industrial waste. He also serves as an advisory board member of U.S. Concrete, Inc., a producer of construction materials. From 1993 to 1995, Mr. Irmscher was a director and officer of Newfoundland Resources & Mining Company Limited. Mr. Irmscher has performed consulting services for various companies in the cement, construction, and environmental industries.


EDWARD A. ODISHAW

         Mr. Odishaw, age 65, has served as a director and Chairman of the Board of the Company since July 1993. Mr. Odishaw is Chairman of Austpro Energy Corporation, a public Canadian corporation. Between 1964 and 1999, he practiced law in Saskatchewan and British Columbia, Canada, with emphasis on commercial law, corporate mergers, acquisitions, and finance. Between 1992 and 1999, Mr. Odishaw was a Barrister and Solicitor with the law firm of Boughton Peterson Yang Anderson, located in Vancouver, Canada. From 1972 to 1992, Mr. Odishaw was a Barrister and Solicitor with the law firm of Swinton & Company, Vancouver, Canada. Mr. Odishaw holds directorships in numerous companies in Canada. Mr. Odishaw is a member in good standing of the Law Society of British Columbia and the Canadian Bar Association and is a non-practicing member of the Law Society of Saskatchewan.


                               EXECUTIVE OFFICERS
                           WHO ARE NOT ALSO DIRECTORS

JOHNNEY G. BOWERS

         Mr. Bowers, age 54, joined the Company in June 1997 and has served as Vice President - Manufacturing since that date. He has over 25 years of engineering and operating experience. From May 1991 until he joined the Company, Mr. Bowers served as director of engineering with Chemical Lime Company. Prior to May 1991, Mr. Bowers held various senior process engineering and project manager positions in the mining and processing industry.

BILLY R. HUGHES

         Mr. Hughes, age 62, joined the Company in June 1973 and has served as Senior Vice President - Sales & Marketing since December 1998. He has more than 25 years of experience in the lime and limestone industry. Mr. Hughes began his employment with the Company as a salesperson for the Arkansas Lime plant. In 1978, he was promoted to sales manager for Arkansas Lime. In 1983, Mr. Hughes was appointed Vice President - Sales and Marketing for both Arkansas Lime and Texas Lime. Mr. Hughes is active in the National Lime Association, having served on its board of directors and executive committee for several years.

RICHARD D. MURRAY

         Mr. Murray, age 60, joined the Company in May 1995 and has served as Vice President - Engineering since that date. In March 2001, he was appointed Vice President and Plant Manager for Texas Lime Company. He has 34 years of experience in various management and engineering positions. Prior to joining the Company, he was Vice President - Operations for Lone Star Industries, Inc., a leading cement manufacturer.


LARRY T. OHMS

         Mr. Ohms, age 40, joined the Company in July 1994 as Corporate Controller. In December 1998, he was named Corporate Controller and Treasurer and, in April 1999, he was appointed Company Secretary. In February 2000, he was appointed Vice President - Finance and retains the positions of Corporate Controller and Secretary. From 1990 until July 1994, Mr. Ohms served as Vice President - Finance for My Alarm, Inc., a manufacturer and distributor of two-way voice home security systems. Prior to 1990, Mr. Ohms held positions as plant controller for publicly traded companies, including Flowers Baking Company and Weyerhauser Company.

                              CORPORATE GOVERNANCE

         The Company has adopted a policy for Corporate Governance which is broadly in line with the standards of the Nasdaq Stock Market, and commensurate with its size and stage of development.

         The Board consists of six directors, five of whom are independent within the meaning of the Nasdaq rules. The sixth is the Company's President and Chief Executive Officer. The Board meets at least four times each year, and more frequently as required, and is responsible for supervising the management of the business and affairs of the Company, including the development of major policy and strategy. The Board has a standing Executive Committee, Audit Committee, and Compensation Committee, but does not have a standing nominating committee.

         During the fiscal year ended December 31, 2000, the Board of Directors held six meetings, the Executive Committee held two meetings, the Audit Committee held three meetings, and the Compensation Committee held two meetings. During the fiscal year ended December 31, 2000, each director attended all meetings held by the Board of Directors and the committees of the Board on which he served.

         Governance responsibilities are undertaken by the Board as a whole, with certain specific responsibilities delegated to the three Committees as described below:

    o The Executive Committee is composed of Messrs. Odishaw (Chairman), Doumet, and Byrne. Within the policy and strategic direction provided by the Board, the Executive Committee may exercise all of the powers of the Board, except those required by law to be exercised by the full Board, and is required to report to the Board on all matters considered and actions taken since the last meeting of the full Board.

    o The Audit Committee is composed of three independent directors, Messrs. Brown (Chairman), Cardin, and Irmscher, two of whom are accounting professionals. A copy of the Audit Committee's charter, which was adopted by the Board, is attached as Exhibit A to this Proxy Statement. The Report of the Audit Committee is set forth below.

    o The Compensation Committee is composed of two outside directors, Messrs. Odishaw (Chairman) and Doumet. The Compensation Committee is responsible for the evaluation, approval and administration of salary, incentive compensation, bonuses, benefit plans and other forms of compensation for the Company's officers and directors. The Compensation Committee will be responsible for administering the United States Lime & Minerals, Inc. 2001 Long-Term Incentive Plan if the shareholders of the Company approve the Plan. The Report of the Compensation Committee follows the Report of the Audit Committee.

         Notwithstanding anything to the contrary, the following reports of the Audit Committee and the Compensation Committee and the Performance Graph set forth below shall not be deemed to be incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference. This information shall not otherwise be deemed to be filed under such Acts.

REPORT OF THE AUDIT COMMITTEE

As members of the Audit Committee, we assist the Board in fulfilling its responsibility to oversee the Company's financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling our oversight responsibilities, we reviewed the audited financial statements in the Annual Report with management.

We discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the financial statements, the audit, and the matters required to be reviewed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, we discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board.

We also discussed with the Company's independent auditors the overall scope and plans for their audit. We met with the independent auditors, with and without management present, to discuss the results of their audit.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also approved the selection of the Company's independent auditors.

                                                AUDIT COMMITTEE

                                                John B. Brown, Chairman

                                                Richard W. Cardin

                                                Wallace G. Irmscher


REPORT OF THE COMPENSATION COMMITTEE

As members of the Compensation Committee of the Board of Directors (the "Committee"), we have the responsibility for administering the executive compensation program of the Company. The Compensation Committee reviews and makes recommendations to the full Board of Directors regarding the base salaries and annual incentive compensation for executive officers, and administers the Company's 1992 Stock Option Plan (the "1992 Plan"), and will administer the Company's 2001 Long-Term Incentive Plan (the "2001 Plan"), if it is approved by the shareholders at the Annual Meeting. The Committee is composed of

Messrs. Odishaw (Chairman) and Doumet. Mr. Byrne was a member of the Committee until February 22, 2001.

COMPENSATION POLICIES. The principal executive compensation policy of the Company, which is endorsed by the Committee, is to provide a compensation program that will attract, motivate, and retain persons of high quality and will support a long-standing internal culture of loyalty and dedication to the interests of the Company and its shareholders. In administering the executive compensation program, the Committee is mindful of the following principles and guidelines which are supported by the full Board:

Base salaries for executive officers should be competitive. A sufficient portion of annual compensation should be at risk in order to align the interests of executives with those of the shareholders of the Company. This variable part of annual compensation should reflect both individual and corporate performance. As a person's level of responsibility increases, a greater portion of total compensation should be at risk, and the mix of total compensation should be weighted more heavily in favor of stock-based compensation. Stock options provide executives long-term incentive and help align the interests of executives and shareholders in the enhancement of shareholder value.

As discussed elsewhere in this Proxy Statement, the Company has entered into employment agreements with Messrs. Bowers, Hughes and Byrne. These agreements provide for an annual base salary, bonuses, the use of a Company car, reimbursement of business expenses, participation in the 401(k) profit-sharing plan, severance arrangements and other benefits. The Committee has determined that such agreements are appropriate means to achieve the Company's overall compensation policies.

2000 COMPENSATION. The Company's executive compensation packages have three separate elements consisting of base salary, annual incentive compensation, and long-term incentive compensation. The compensation packages of Mr. Byrne and the other executive officers are designed to be competitive within the industry and to provide incentives for both short- and long-term performance in line with the financial interests of the shareholders.

BASE SALARIES. The Committee determined levels of the executive officers' base salaries so as to be competitive with amounts paid to executives performing similar functions in comparable size non-durable manufacturing companies. The amount of each executive's annual increase in base salary, if any, will be based on a number of largely subjective factors, including the personal performance of such executive officer, the performance of the Company, cost-of-living increases, and such other factors as the Committee deems appropriate, including the individual's overall mix between fixed and variable compensation and between cash and stock-based compensation. Executive officer raises in 2000 averaged 2.5%. Mr. Wilson's base salary did not increase in 2000.

ANNUAL INCENTIVE COMPENSATION. Each of the Company's executive officers is eligible to receive annual cash bonus awards based on determinations made by the Committee. The Company has not adopted a formal annual bonus plan. Rather, the determination to pay a cash bonus, if any, is based on the Committee's subjective judgment with respect to the past performance of the individual, or on the individual's attainment of objective performance goals set by the Committee. In either such case, the bonus may be based on the specific accomplishments of the individual, or on the overall success of the Company. Bonuses of $4,000, $5,000, and $3,000 were awarded in respect of performance in 1999, and paid in 2000, to Messrs. Bowers, Hughes, and Murray, respectively. Mr. Wilson did not receive a bonus in 2000.

LONG-TERM INCENTIVE COMPENSATION. The Committee also administers the 1992 Plan to provide long-term incentives to its key employees, including executive officers. Grants are based on each individual's position within the Company, level of responsibility, past performance, and expectation of future performance. At the Annual Meeting of Shareholders held on April 30, 1999, the shareholders approved an increase in the number of shares of Common Stock for which options may be granted under the 1992 Plan of 100,000. At the same time, an annual limit of 70,000 shares per person on options granted under the 1992 Plan was also imposed. At the end of 2000, Messrs. Wilson, Bowers, Hughes, Murray, and Ohms held options to purchase 20,000, 22,000, 52,000, 33,000, and 18,000 shares, respectively. No options were granted in 2000.

The Committee has recommended, and the full Board has approved, adoption of the 2001 Plan, subject to shareholder approval. The reasons for adopting the 2001 Plan and or summary of its material terms are set forth in this Proxy Statement under "Proposal 2: Approval of the United States Lime & Minerals, Inc. Long-Term Incentive Plan."

Internal Revenue Code of 1986 ("Code") Section 162(m) generally limits the corporate income tax deduction for compensation paid to certain named executive officers to $1 million per year, except for certain qualified and performance-based compensation. The Committee had not seen any need to adopt a policy with regard to qualifying bonus awards for tax deductibility under Code
Section 162(m), since Company cash compensation is well below the level at which this tax limitation would apply, and most of the Company's stock options granted previously were not subject to the limitation. Options that were granted in 1999 and thereafter under the 1992 Plan, as amended and restated in 1999, and that will be granted under the 2001 Plan if it is approved by shareholders, are intended to constitute performance-based compensation not subject to the Code
Section 162(m) limitation.

                                                COMPENSATION COMMITTEE



                                                Edward A. Odishaw, Chairman

                                                Antoine M. Doumet

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table sets forth the cash and non-cash compensation for each of the last three fiscal years earned by the current President and Chief Executive Officer, the former President and Chief Executive Officer and three other executive officers of the Company who earned salaries and bonuses in 2000 that exceeded $100,000:

                                                                 LONG-TERM
                                  ANNUAL COMPENSATION           COMPENSATION     ALL OTHER COMPENSATION
                               ----------------------------     ------------     ----------------------
                                                                SECURITIES
     NAME AND                                                   UNDERLYING
 PRINCIPAL POSITION            YEAR     SALARY       BONUS      OPTIONS (#)      401(k)           ESOP
 -------------------           ----    --------     -------     ------------     ------          ------
                                                     (1)         (2)(3)(4)         (5)             (6)
Timothy W. Byrne(7)            2000    $ 15,538       -                --            --              --
   President and Chief         1999    $ 43,533     $25,000            --        $1,496              --
      Executive Officer        1998    $202,680     $25,000        15,000        $4,054          $2,226

Johnney G. Bowers              2000    $141,965     $ 4,000            --        $2,907              --
   Vice President -            1999    $138,500     $ 4,000        10,000        $2,880          $2,393
      Manufacturing            1998    $139,920     $ 8,000        12,000        $2,798          $1,363

Billy R. Hughes                2000    $153,750     $ 5,000            --        $3,122              --
   Senior Vice President -     1999    $150,000     $ 8,000        10,000        $3,120          $3,018
      Sales and Marketing      1998    $149,942     $10,000        12,000        $2,999          $2,095

Richard Murray                 2000    $107,625     $ 3,000            --        $2,196              --
   Vice President -            1999    $105,000     $ 5,000        10,000        $2,182          $1,754
      Engineering              1998    $ 96,918     $ 5,000         3,000        $1,938          $  972

Herbert G. A. Wilson(8)        2000    $220,000          --            --        $3,400              --
   Former President &          1999    $220,000          --        20,000        $1,496              --
      Chief Executive Officer  1998          --          --            --            --              --

---------

(1) Bonuses, based on the Company's performance, were earned in the previous year and paid in the year shown.

(2)  Options granted pursuant to the 1992 Plan.

(3) Mr. Byrne was granted options for 30,000 shares on February 22, 2001 at $5.50 per share.

(4) Options granted in 1999 have an exercise price of $8.00, and options granted in 1998 have an exercise price of $7.00. No options were granted in 2000.

(5)  Company contribution to defined contribution plan.

(6)  ESOP share allocation, valued at year-end market price of the Common Stock.

(7) Mr. Byrne was elected President and Chief Executive Officer on December 8, 2000.

(8) Mr. Wilson resigned as President and Chief Executive Officer effective December 8, 2000. Pursuant to the terms of his employment agreement, Mr. Wilson continued as an employee of the Company through March 8, 2001.

       AGGREGATED OPTION EXERCISES IN LAST YEAR AND YEAR-END OPTION VALUES


         The following table sets forth information with respect to stock options exercised by the named executive officers during 2000 and the number and value of unexercised options held by such executive officers at year end:

                           Shares        Value          Number of Securities           Value of Unexercised
                         Acquired on    Realized   Underlying Unexercised Options       In-the-Money Options
         Name           Exercise (#)      ($)              at Year-End (#)                at Year-End ($)
-------------------     ------------    --------   -------------------------------   --------------------------
                                                   Exercisable       Unexercisable   Exercisable  Unexercisable
                                                   -----------       -------------   -----------  -------------
Timothy W. Byrne             --            --             --                (1)            --            --
Johnney G. Bowers            --            --         22,000              --               --            --
Billy R. Hughes              --            --         52,000              --            2,500            --
Richard D. Murray            --            --         33,000              --               --            --
Herbert G.A. Wilson          --            --         20,000              --               --            --

---------

(1) Does not include options for 30,000 shares granted to Mr. Byrne under the 1992 Plan on February 22, 2001.


                 EXECUTIVE EMPLOYMENT AND TERMINATION AGREEMENTS

         The Company has employment agreements with Messrs. Bowers, Hughes and Byrne. Such employment agreements are designed to ensure that the Company will be able to attract, motivate, and retain highly qualified talent, which is critical to both the short- and long-term success of the Company.

         The employment agreements provide for a base salary to be reviewed annually. Mr. Byrne and the Company entered into an employment agreement as of December 8, 2000, which provides him with an annual base salary of $240,000. In addition to the base salary, the agreements for Messrs. Bowers and Hughes provide for a bonus to be determined by the Compensation Committee of the Board of Directors. Mr. Byrne's agreement provides that he may receive annual bonuses based on the Company's annual performance. The amount of Mr. Byrne's annual bonuses will be determined by the percentage increase in the company's earnings before income, taxes, depreciation and amortization ("EBITDA"). In the event of a change of control of the Company, and Mr. Byrne's termination, Mr. Byrne may be entitled to bonuses, the amount of which will depend on the reason for and date of his termination in relation to the change in control. The employment agreements also provide for use of a Company car, reimbursement of business expenses, and participation in the Company's 401(k) profit-sharing plan. Participation in the Company's ESOP ceased on July 31, 1999 when the ESOP was merged with the 401(k) profit-sharing plan. In the case of Mr. Bowers, severance payment would be six months' compensation. Mr. Hughes does not have a severance arrangement, but is generally entitled to one-year's notice before termination. Mr. Byrne is entitled to severance payments if he is terminated without cause. Mr. Hughes' and Mr. Byrne's agreements contain certain post-termination covenants not to compete. Mr. Bower's and Mr. Hughes' agreements have no expiration dates. Mr. Byrne's agreement expires on December 31, 2003, and is thereafter renewable for successive one-year periods, unless the agreement is terminated earlier by him or the Company.

         Pursuant to Mr. Byrne's employment agreement, the Company agreed to use its best efforts to cause Mr. Byrne to remain on the Board and to be appointed a member of the Executive Committee of the Board. The Company also agreed to use its best efforts to cause the Compensation Committee of the Board (of which Mr. Byrne is no longer a member) to award Mr. Byrne stock options for a total of 80,000 shares; including 30,000 granted on February 22, 2001 at a per share price of $5.50, which options will fully vest on December 31, 2001, and 50,000 to be granted on or about June 30, 2001 at a per share price equal to the per share market price of the Company's Common Stock on the date of the grant, which options will fully vest on the first anniversary of the date of the grant.

                            COMPENSATION OF DIRECTORS

         Directors who are not employees of the Company, other than the Chairman of the Board of Directors, are paid an annual retainer of $11,000 plus $600 per day on Company business. The Chairman of the Board is paid an annual retainer of $40,000 plus $800 per day on Company business.

         PROPOSAL 2: APPROVAL OF THE UNITED STATES LIME & MINERALS INC.
                         2001 LONG-TERM INCENTIVE PLAN

         The Compensation Committee has recommended, and the Board of Directors has approved, adoption of the United States Lime & Minerals Inc. 2001 Long-Term Incentive Plan (the "2001 Plan") subject to shareholder approval. The 2001 Plan is intended to replace the 1992 Stock Option Plan (the "1992 Plan").

         Adoption of the 2001 Plan will enable the Company to continue to use stock options as a means to attract, retain and motivate the Company's directors, officers and employees. In addition to stock options, the 2001 Plan provides for the grant of stock appreciation rights, restricted stock, deferred stock, and other stock-based awards to officers and employees. The 2001 Plan also, for the first time, makes directors and consultants eligible for grants of stock options and other awards.

         The Board's adoption of the 2001 Plan is conditional upon shareholder approval. If the shareholders approve the 2001 Plan, no further grants will be made under the 1992 Plan, but the terms of the 1992 Plan will continue to govern options that remain outstanding under the 1992 Plan. As of March 16, 2001, a total of 224,000 shares of Common Stock were subject to options outstanding under the 1992 Plan. As of such date, only 1,000 shares remained for grants under the 1992 Plan. On March 16, 2001, the closing price of the Common Stock on the Nasdaq National Market was $5.06.

                      SUMMARY DESCRIPTION OF THE 2001 PLAN

         The 2001 Plan is set forth as Exhibit B to the Proxy Statement, and the description of the 2001 Plan contained herein is qualified in its entirety by reference to the 2001 Plan.

         The purpose of the 2001 Plan is to provide a means to attract, retain, motivate and reward selected directors, officers, employees and consultants of the Company and its subsidiaries by increasing their ownership interests in the Company. Awards under the 2001 Plan that may be granted by the Compensation Committee of the Board may include: (i) options to purchase shares of Common Stock, including incentive stock options ("ISOs"), non-qualified stock options or both; (ii) stock appreciation rights ("SARs"), whether in conjunction with the grant of stock options or independent of such grant, or stock appreciation rights that are only exercisable in the event of a change in control of the Company or upon other events; (iii) restricted stock, consisting of shares that are subject to forfeiture based on the failure to satisfy employment-related restrictions; (iv) deferred stock, representing the right to receive shares of stock in the future; (v) bonus stock and awards in lieu of cash compensation;
(vi) dividend equivalents, consisting of a right to receive cash, other awards, or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments; or (vii) other awards not otherwise provided for, the value of which is based in whole or in part upon the value of the Common Stock. Awards granted under the 2001 Plan will generally not be assignable or transferable except by the laws of descent and distribution or as permitted by the Compensation Committee.

         The flexible terms of the 2001 Plan are intended to, among other things, permit the Compensation Committee to impose performance conditions with respect to any award, thereby requiring forfeiture of all or part of any award if performance objectives are not met, or linking the time of exercisability or settlement of an award to the achievement of performance conditions. For awards intended to qualify as "performance-based compensation" within the meaning of
Section 162(m) of the Internal Revenue Code (the "Code"), such performance objectives shall be based solely on (i) annual return on capital, (ii) annual earnings or earnings per share, (iii) annual cash flow measures, (iv) changes in annual revenues, (v) stock price and/or (v) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures.

         The Compensation Committee, which will administer the 2001 Plan, will have the authority, among other things, to: (i) select the directors, officers and other employees and consultants entitled to receive awards under the 2001 Plan; (ii) determine the form of awards, or combinations thereof, and whether such awards are to operate on a tandem basis or in conjunction with other awards; (iii) determine the number of shares of Common Stock or units or rights covered by an award; and (iv) determine the terms and conditions of any awards granted under the 2001 Plan, including any restrictions or limitations on transfer, any vesting schedules or the acceleration thereof and any forfeiture provision or the waiver thereof. The exercise price at which shares of Common Stock may be purchased pursuant to the grant of stock options under the 2001 Plan is to be determined by the Compensation Committee at the time of grant in its discretion, which discretion includes the ability to set an exercise price that is below the fair market value of the shares of Common Stock covered by such grant at the time of grant.

         The number of shares of Common Stock that may be subject to outstanding awards granted under the 2001 Plan (determined immediately after the grant of any award) may not exceed 475,000. In addition, no individual may receive awards in any one calendar year relating to more than 100,000 shares of Common Stock.

         The 2001 Plan provides that upon a "Change of Control" of the Company, as defined in the 2001 Plan, all performance conditions related to any performance-based awards granted under the Plan shall lapse immediately prior to the Change of Control unless such lapse would impair such a transaction from qualifying for certain accounting treatment, or the Compensation Committee determines in its discretion that such lapse should not occur, provided that such determination does not violate such accounting treatment.

         The 2001 Plan may be amended, altered, suspended, discontinued, or terminated by the Board without shareholder approval unless such approval is required by law or regulation or under the rules of any stock exchange or automated quotation system on which the Common Stock is then listed or quoted. Thus, shareholder approval will not necessarily be required for amendments to the 2001 Plan which might increase the cost of the Plan or broaden eligibility. Shareholder approval will not be deemed to be required under laws or regulations that condition favorable tax treatment on such approval, although the Board may, in its discretion, seek shareholder approval in any circumstances in which it deems such approval advisable.

         No awards will be granted under the 2001 Plan unless the shareholders approve the Plan. Mr. Byrne's employment agreement, dated December 8, 2000, provides, subject to Compensation Committee approval, for the grant to him of 50,000 options on June 30, 2001 at an exercise price equal to the fair market value of a share of Common Stock on that date. Other than the grant to Mr. Byrne, it is not possible to determine who may be granted an award under the 2001 Plan, or the terms of any such award that may be granted.

                         FEDERAL INCOME TAX CONSEQUENCES

         The following is a brief description of the federal income tax consequences generally arising with respect to awards that may be granted under the 2001 Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the 2001 Plan.

         The grant of an option or SAR (including a stock-based award in the nature of a purchase right) will create no tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction at that time. Upon exercising an option other than an ISO (including a stock-based award in the nature of a purchase right), the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable stock received. In each case, the Company will generally be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

         A participant's disposition of shares of Common Stock acquired upon the exercise of an option, SAR or other stock-based award in the nature of a purchase right generally will result in capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (or the exercise price of the option in the case of shares acquired by exercise of an ISO and held for the applicable ISO holding periods). Generally, there will be no tax consequences to the Company in connection with a disposition of shares of Common Stock acquired upon exercise of an option or other award, except that the Company will generally be entitled to a deduction (and the participant will recognize ordinary taxable income) if shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

         With respect to awards granted under the 2001 Plan that may be settled either in cash or in stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of stock or other property received. The Company will generally be entitled to a deduction for the same amount. With respect to awards involving stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property becomes transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such shares or other property he would not be entitled to any tax deduction, including a capital loss, for the value of the shares or property on which he previously paid tax. Such election must be made and filed with the Internal Revenue Service within thirty days after the receipt of the shares or other property.

         Section 162(m) of the Code generally disallows a public company's annual tax deduction for compensation to the chief executive officer and the four other most highly compensated executive officers in excess of $1 million. Compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. Assuming the 2001 Plan is approved at the Annual Meeting, the Company believes that options granted with an exercise price at least equal to 100% of the fair market value of the underlying Common Stock at the date of grant, and other awards the settlement of which is conditioned upon achievement of performance goals (based on performance criteria described above), will qualify as such "performance-based compensation," although other awards under the 2001 Plan may not so qualify.

                           VOTE REQUIRED FOR APPROVAL

         The affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxies at the Annual Meeting and entitled to vote is required to approve the 2001 Plan. All duly submitted and unrevoked Proxy Cards will be voted "FOR" the approval of the 2001 Plan, except where the Proxy Card is marked "Against" or "Abstain." Abstentions will have the same effect as a vote against the 2001 Plan, and broker non-votes will have no effect on the matter.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board unanimously recommends that shareholders vote "FOR" the approval of the United States Lime & Minerals, Inc. 2001 Long-Term Incentive Plan.

                                PERFORMANCE GRAPH

         The graph below compares the cumulative five-year total shareholders' return on the Company's Common Stock with the cumulative total return on the Nasdaq Market Index and a peer group consisting of Florida Rock Industries, Lafarge Corporation, Martin Marietta Materials, Inc., Oglebay Norton Company, and Puerto Rican Cement Company, Inc. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1995, and that all dividends have been reinvested.


          COMPARISON OF CUMULATIVE 5-YEAR TOTAL SHAREHOLDERS' RETURN
                  AMONG UNITED STATES LIME & MINERALS, INC.,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX

                                    [GRAPH]


                  ASSUMES $100 INVESTED ON DECEMBER 31, 1995
                          ASSUMES DIVIDENDS REINVESTED
                      FISCAL YEAR ENDING DECEMBER 31, 2000

                            12/31/95   12/31/96    12/31/97   12/31/98    12/31/99    12/31/00
                            --------   --------    --------   --------    --------    --------
U.S. LIME & MINERALS, INC.    $100      $101.02     $ 86.27    $ 85.93     $ 84.07     $ 60.98
PEER GROUP INDEX              $100      $111.72     $172.52    $247.13     $181.61     $178.08
NASDAQ MARKET INDEX           $100      $124.27     $152.00    $214.39     $378.12     $237.66

                              INDEPENDENT AUDITORS

          The Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the current fiscal year.

         A summary of the fees received by Ernst & Young LLP from the Company during the year ended December 31, 2000 are as follows:

                  Audit fees:                                       $75,500

                  Information systems design and implementation     $     0

                  Other fees:

                           Audit Related:                           $20,058

                           Tax consulting and compliance services:  $21,000

                           Total fees:                              $41,058

         The Audit Committee has considered the compatibility of nonaudit services with the auditors' independence.

         Audit fees include fees for the audit of the December 31, 2000 financial statements and related quarterly reviews performed during the year. Audit-related fees include typical assurance services that are excluded from the restrictive definition of audit fees.

         Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                                  OTHER MATTERS

         The Board does not intend to present any other matters at the Annual Meeting and knows of no other matters that will be presented. However, if any other matters properly come before the Annual Meeting, the persons designated as proxies on the enclosed Proxy Card intend to vote thereon in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

         Shareholder proposals submitted to the Company under Securities and Exchange Commission ("SEC") Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in the Company's Proxy Statement for its 2002 annual meeting of Shareholders must be received by the Company at its office in Dallas, Texas, addressed to Timothy W. Byrne, President and Chief Executive Officer of the Company, not later than November 23, 2001. Such Rule 14a-8 shareholder proposals must comply with SEC rules.

         The Company must receive notice of other matters, including non-Rule 14a-8 proposals, that shareholders may wish to raise at the 2002 annual meeting of Shareholders by February 8, 2002. If the Company does not receive timely notice of such other matters, the persons designated as proxies for such meeting will retain general discretionary authority to vote on such matters under SEC rules. Such notices should be addressed to Timothy W. Byrne, President and Chief Executive Officer of the Company.

         The costs of solicitation of proxies for the Annual Meeting will be borne by the Company. Solicitation may be made by mail, personal interview, telephone, and/or telegraph by officers and regular employees of the Company who will receive no additional compensation therefore. The Company may specifically engage a firm to aid in the solicitation of Proxies, for which services the Company would anticipate paying a standard reasonable fee plus out-of-pocket expenses. The Company will bear the reasonable expenses incurred by banks, brokerage firms, and other custodians, nominees, and fiduciaries in forwarding proxy materials to beneficial owners.

                                          UNITED STATES LIME & MINERALS, INC.

                                          /s/ TIMOTHY W. BYRNE

                                          TIMOTHY W. BYRNE
Dallas, Texas                             President and Chief Executive Officer
March 23, 2001

                                    EXHIBIT A

                       UNITED STATES LIME & MINERALS, INC.

                             AUDIT COMMITTEE CHARTER

Organization

         The Audit Committee (the "Committee") of the Board of Directors (the "Board") shall be composed of three independent directors, all of whom are financially literate. At least one member shall have accounting or related financial management expertise.

Role of the Committee

         To assist the Board in fulfilling its responsibility for overseeing the corporate accounting and reporting practices of the Company.

Responsibilities

         The Committee is responsible for obtaining the approval of the full Board to this charter and to regularly review and recommend changes as it sees fit. Specifically, the Committee will:

         o Recommend to the Board the independent auditors to be selected to audit the financial statements of the Company and its subsidiaries. However, the Board is ultimately responsible for the engagement and evaluation of the independent auditors.

         o Receive disclosures from the independent auditors regarding their independence as required by ISB Standard No. 1 and review such disclosures on behalf of the Board.

         o Review the quarterly financial statements with management and the independent auditors prior to the issuance of a press release of quarterly results or filing of the Form 10-Q. The Chair of the Committee may represent the entire Committee for this purpose.

         o Review the annual financial statements to be filed on Annual Report Form 10-K with management and the independent auditors and report the results of the annual audit to the Board. The Committee will confirm that the independent auditors are satisfied with the disclosure and content of the financial statements and the cooperation received from management during the course of the audit.

         o Review with management and the independent auditors any significant financial reporting issues and practices, including any changes in, or adoptions of, accounting principles and disclosure practices and the adequacy and effectiveness of the accounting and financial controls of the Company

         o Investigate any matter brought to the attention of the Committee within the scope of its duties, with the power to retain outside counsel if judged appropriate.

         o Submit minutes of all Committee meetings to the Board and discuss issues raised with the Board.

Disclosure to Shareholders

         The Audit Committee Charter will be reproduced in the Company's annual proxy statement to shareholders together with a report from the Committee and any required disclosure once every three years or otherwise as required.

Effective:  April 27, 2000

                                                                       EXHIBIT B


                       UNITED STATES LIME & MINERALS, INC.

                          2001 LONG-TERM INCENTIVE PLAN


         1. Purpose. The purpose of this 2001 Long-Term Incentive Plan (the "Plan") of United States Lime & Minerals, Inc., a Texas corporation (the "Company"), is to advance the interests of the Company and its stockholders by providing a means to attract, retain, motivate and reward directors, officers, employees and consultants of and service providers to the Company and its subsidiaries and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company's stockholders.

         2. Definitions. The definitions of awards under the Plan, including Options, SARs (including Limited SARs), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of other awards, Dividend Equivalents and Other Stock-Based Awards are set forth in Section 6 of the Plan. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed "Awards." For purposes of the Plan, the following additional terms shall be defined as set forth below:

         (a) "Award Agreement" means any written agreement, contract, notice or other instrument or document evidencing an Award.

         (b) "Beneficiary" shall mean the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

         (c) "Board" means the Board of Directors of the Company.

         (d) A "Change in Control" shall be deemed to have occurred on:

                  (i) the date of the acquisition by any "person" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), excluding the Company or any of its subsidiaries or affiliates or any employee benefit plan sponsored by any of the foregoing, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of either (x) the then outstanding shares of stock of the Company, or (y) the then-outstanding voting securities entitled to vote generally in the election of directors;

                  (ii) the date the individuals who constitute the Board as of the effective date of the Plan (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board, provided that any individual becoming a director subsequent to the effective date of this Agreement whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than any individual whose nomination for election to Board membership was not endorsed by the Company's management prior to, or at the time of, such individual's initial nomination for election) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or

                  (iii) the consummation of a merger, consolidation, recapitalization, reorganization, sale or disposition of all or a substantial portion of the Company's assets, a reverse stock split of outstanding voting securities, or the issuance of shares of stock of the Company in connection with the acquisition of the stock or assets of another entity, provided, however, that a Change in Control shall not occur under this clause (iii) if consummation of the transaction would result in at least 70% of the total voting power represented by the voting securities of the Company (or, if not the Company, the entity that succeeds to all or substantially all of the Company's business) outstanding immediately after such transaction being beneficially owned (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act) by at least 75% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction.

         (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

         (f) "Committee" means the committee appointed by the Board to administer the Plan or, if no committee is appointed, the Board.

         (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.

         (h) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

         (i) "Participant" means a person who, at a time when eligible under
Section 5 hereof, has been granted an Award.

         (j) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

         (k) "Stock" means the Common Stock, par value $0.10, of the Company and such other securities as may be substituted for Stock or such other securities pursuant to Section 4.

         3. Administration.

         (a) Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

                  (i) to select persons to whom Awards may be granted;

                  (ii) to determine the type or types of Awards to be granted to each such person;

                  (iii) to determine the number of Awards to be granted, the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability or settlement of an Award, and waivers or accelerations thereof, performance conditions relating to an Award (including performance conditions relating to

         Awards not intended to be governed by Section 7(f)) and waivers and modifications thereof), based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

                  (iv) to determine whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

                  (v) to determine whether, to what extent and under what circumstances, cash, Stock, other Awards or other property payable with respect to an Award will be deferred automatically, at the election of the Committee or at the election of the Participant;

                  (vi) to determine the restrictions, if any, to which Stock received upon exercise or settlement of an Award shall be subject (including lock-ups and other transfer restrictions), and whether to condition the delivery of such Stock upon the execution by the Participant of any agreement providing for such restrictions;

                  (vii) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

                  (viii) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

                  (ix) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement or other instrument hereunder; and

                  (x) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Other provisions of the Plan notwithstanding, the Board shall perform the functions of the Committee for purposes of granting awards to directors who serve on the Committee, and the Board may perform any function of the Committee under the Plan for any other purpose, including without limitation for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires.

         (b) Manner of Exercise of Committee Authority. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, subsidiaries of the Company, Participants, any person claiming any rights under the Plan from or through any Participant and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee (subject to Section 8(e)). The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Except as provided under Section 7(f), the Committee may delegate to officers or managers of the Company or any subsidiary of the Company the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.

         (c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary, the Company's independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, or any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

         4. Stock Subject to Plan.

         (a) Amount of Stock Reserved. Subject to adjustment as provided in
Section 4(c), the total number of shares of Stock that may be issued pursuant to Awards shall not exceed Four-Hundred, Seventy-Five Thousand (475,000) shares of Stock. If an Award valued by reference to Stock may only be settled in cash, the number of shares to which such Award relates shall be deemed to be Stock subject to such Award for purposes of this Section 4(a). Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares acquired in the market for a Participant's account.

         (b) Annual Per-Participant Limitations. During any calendar year, no Participant may be granted Awards that may be settled by delivery of more than One-Hundred Thousand (100,000) shares of Stock, subject to adjustment as provided in Section 4(c). In addition, with respect to Awards that may be settled in cash (in whole or in part), no Participant may be paid during any calendar year cash amounts relating to such Awards that exceed the greater of the fair market value of the number of shares of Stock set forth in the preceding sentence at the date of grant or the date of settlement of Award. This provision sets forth two separate limitations, so that Awards that may be settled solely by delivery of Stock will not operate to reduce the amount of cash-only Awards, and vice versa; nevertheless, Awards that may be settled in Stock or cash must not exceed either limitation.

         (c) Adjustments. In the event that the Committee shall determine that any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Stock or other securities, Stock dividend or other special, large and non-recurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and kind of shares of Stock reserved and available for Awards under Section 4(a), including shares reserved for ISOs, (ii) the number and kind of shares of Stock specified in the Annual Per-Participant Limitations under
Section 4(b), (iii) the number and kind of shares of outstanding Restricted Stock or other outstanding Award in connection with which shares have been issued, (iv) the number and kind of shares that may be issued in respect of other outstanding Awards and (v) the exercise price, grant price or purchase price relating to any Award (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Award). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of unexercised or outstanding Awards, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence and events constituting a Change in Control) affecting the Company or any subsidiary or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

         5. Eligibility. Directors, officers and employees of the Company and its subsidiaries, and persons who provide consulting or other services to the Company deemed by the Committee to be of substantial value to the Company, are eligible to be granted Awards. In addition, persons who have been offered employment by the Company or its subsidiaries, and persons employed by an entity that the Committee reasonably expects to become a subsidiary of the Company, are eligible to be granted Awards.

         6. Specific Terms of Awards.

         (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment, directorship or service of the Participant. Except as expressly provided by the Committee (including for purposes of complying with the requirements of Texas law relating to lawful consideration for the issuance of shares), no consideration other than services will be required as consideration for the grant (but not the exercise) of any Award.

         (b) Options. The Committee is authorized to grant options to purchase Stock (including "reload" options automatically granted to offset specified exercises of Options) on the following terms and conditions ("Options"):

                  (i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee.

                  (ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other Company plans or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

                  (iii) Termination of Employment, Directorship or Service. The Committee shall determine the period, if any, during which Options shall be exercisable following a Participant's termination of an employment, directorship or service relationship with the Company and its subsidiaries. For this purpose, any sale of a subsidiary of the Company pursuant to which it ceases to be a subsidiary of the Company shall be deemed to be a termination of employment, directorship or service by any Participant whose only relationship was with such subsidiary. Unless otherwise determined by the Committee, (i) during any period that an Option is exercisable following termination of employment, directorship or service, it shall be exercisable only to the extent it was exercisable upon such termination and (ii) if such termination is for cause, as determined in the discretion of the Committee, all Options held by the Participant shall immediately terminate.

                  (iv) Sale of the Company. All Options outstanding under the Plan shall terminate upon the consummation of any transaction whereby the Company (or any successor to the Company or substantially all of its business) becomes or is merged with and into another corporation, or a wholly-owned subsidiary of another corporation, unless such other corporation shall continue or assume the Plan as it relates to Options then outstanding (in which case such other corporation shall be treated as the Company for all purposes hereunder, and, pursuant to Section 4(c), the Committee of such other corporation shall make appropriate adjustment in the number and kind of shares of Stock subject thereto and the exercise price per share thereof to reflect consummation of such transaction). If the Plan is not to be so assumed, the Company shall notify the Participant of consummation of such transaction at least ten days in advance thereof.

                  (v) ISOs. The Committee shall have the authority to grant ISOs under the Plan. If Stock acquired by exercise of an ISO is sold or otherwise disposed of within two years after the date of grant of the ISO or within one year after the transfer of such Stock to the Participant, the holder of the Stock immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require in order to secure any deduction then available against the Company's or any other corporation's taxable income. The Company may impose such procedures as it determines may be necessary or desirable to ensure that such notification is made. Each Option granted as an ISO shall be designated as such in the Award Agreement relating to such Option.

         (c) Stock Appreciation Rights. The Committee is authorized to grant stock appreciation rights on the following terms and conditions ("SARs"):

                  (i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the fair market value of one share of Stock on the date of exercise (or, if the Committee shall so determine in the case of any such right other than one related to an ISO, the fair market value of one share at any time during a specified period before or after the date of exercise), over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which, except as provided in Section 7(a), shall be not less than the fair market value of one share of Stock on the date of grant.

                  (ii) Other Terms. The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised upon the occurrence of a Change in Control may be granted on such terms, not inconsistent with this
         Section 6(c), as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards.

         (d) Restricted Stock. The Committee is authorized to grant Stock that is subject to restrictions based on continued employment on the following terms and conditions ("Restricted Stock"):

                  (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Stock or the right to receive dividends thereon.

                  (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment, directorship or service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes.

                  (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, or the Company may retain physical possession of the certificate, and in either case the Participant may be required to deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

                  (iv) Dividends. Dividends paid on Restricted Stock shall be paid at the dividend payment date either in cash or in shares of unrestricted Stock having a fair market value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock in respect of which such Stock or other property has been distributed, unless otherwise determined by the Committee.

         (e) Deferred Stock. The Committee is authorized to grant units representing the right to receive Stock at a future date subject to the following terms and conditions ("Deferred Stock"):

                  (i) Award and Restrictions. Delivery of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

                  (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment, directorship or service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of termination resulting from specified causes.

         (f) Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements.

         (g) Dividend Equivalents. The Committee is authorized to grant Awards entitling the Participant to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock ("Dividend Equivalents"). Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or awards under other Company plans, or other property, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

         (h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock and factors that may influence the value of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries ("Other Stock Based Awards"). The Committee shall determine the terms and conditions of such Awards. Stock issued pursuant to an Award in the nature of a purchase right granted under this
Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or awards under any other Company plan, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award, may be granted pursuant to this Section 6(h).

         7. Certain Provisions Applicable to Awards.

         (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company, any subsidiary or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

         (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or an SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

         (c) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a subsidiary upon the grant, exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or awards under any other Company plan, or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Stock.

         (d) Rule 16b-3 Compliance. With respect to a Participant who is then subject to Section 16(b) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that shall ensure that each transaction by such a Participant is exempt from Section 16(b) liability pursuant to Rule 16b-3, except that such a Participant may be permitted to engage in a non-exempt transaction under the Plan if written notice has been given to the Participant regarding the non-exempt nature of such transaction. The Committee may authorize the Company to repurchase, cancel, or otherwise reverse or invalidate any Award or shares of Stock resulting from any Award in order to prevent a Participant who is subject to Section 16(b) from incurring liability under such Section.

         (e) Loan Provisions. With the consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.

         (f) Performance-Based Awards. The Committee may, in its discretion, designate any Award the exercisability or settlement of which is subject to the achievement of performance conditions as a performance-based Award subject to this Section 7(f), in order to qualify such Award as "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. The performance objectives for an Award subject to this
Section 7(f) shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee but subject to this Section 7(f). Performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code. Business criteria used by the Committee in establishing performance objectives for Awards subject to this Section 7(f) shall be selected from among the following:

                  (i)   Annual return on capital;

                  (ii)  Annual earnings or earnings per share;

                  (iii) Annual cash flow;

                  (iv) Increase in stock price or book value or book value per share;

                  (v)   Changes in annual revenues; and/or

                  (vi) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures.

The levels of performance required with respect to such business criteria may be expressed in absolute or relative levels. Performance objectives may differ for Awards to different Participants. The Committee shall specify the weighting to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with an Award subject to this Section 7(f), but may not exercise discretion to increase such amount, and the Committee may consider other performance criteria in exercising such discretion. All determinations by the Committee as to the achievement of performance objectives shall be in writing. The Committee may not delegate any responsibility with respect to an Award subject to this Section 7(f).

         (g) Acceleration upon a Change of Control. Notwithstanding anything contained herein to the contrary, all conditions and/or restrictions relating to the continued performance of services and/or the achievement of performance objectives with respect to the exercisability or full enjoyment of an Award shall lapse immediately prior to a Change in Control; provided, however, that such lapse shall not occur if (i) it is intended that the transaction constituting such Change in Control be accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16 (or any successor thereto), and operation of this Section 7(g) would otherwise violate Paragraph 47(c) thereof, or (ii) the Committee, in its discretion, determines that such lapse shall not occur; provided, further, that the Committee shall not have the discretion granted in clause (ii) if it is intended that the transaction constituting such Change in

Control be accounted for as a pooling of interests under Accounting Principles Board Option No. 16 (or any successor thereto), and such discretion would otherwise violate Paragraph 47(c) thereof.

         8. General Provisions.

         (a) Compliance With Laws and Obligations. The Company shall not be obligated to issue or deliver Stock in connection with any Award or take any other action under the Plan in a transaction subject to the requirements of any applicable securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated interdealer quotation system or any other law, regulation or contractual obligation of the Company until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

         (b) Limitations on Transferability. Awards and other rights under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution or to a Beneficiary in the event of the Participant's death, shall not be pledged, mortgaged, hypothecated or otherwise encumbered or otherwise subject to the claims of creditors, and, in the case of ISOs and SARs in tandem therewith, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that such Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant to the extent and on such terms as then may be permitted by the Committee.

         (c) No Right to Continued Employment, Directorship or Service. Neither the Plan nor any action taken hereunder shall be construed as giving any employee, director or other person the right to be retained in the employ or service of the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate any employee's employment or other person's service at any time or with the right of the Board or stockholders to remove any director.

         (d) Taxes. The Company and any subsidiary is authorized to withhold from any Award granted or to be settled, or from any delivery of Stock in connection with an Award, any other payment relating to an Award or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

         (e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards without the consent of shareholders or Participants, except that any such action shall be subject to the approval of the Company's shareholders at or before the next annual meeting of shareholders for which the record date is after such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated interdealer quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted to him (as such rights are set forth in the Plan and the Award Agreement). The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such

Award (as such rights are set forth in the Plan and the Award Agreement). Notwithstanding the foregoing, the Board or the Committee may take any action (including actions affecting or terminating outstanding Awards): (i) permitted by Sections 4(c) and 6, (ii) to avoid limitations related to the availability of a tax deduction in respect of Awards (e.g., pursuant to Code Sections 162(m) and 280G), or (iii) to the extent necessary for a business combination in which the Company is a party to be accounted for under the pooling-of-interests method of accounting under Accounting Principles Board Opinion No. 16 (or any successor thereto).

         (f) No Rights to Awards; No Shareholder Rights. No person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.

         (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Stock, other Awards or awards under any other Company plan, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

         (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor any submission of the Plan or amendments thereto to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem necessary or desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

         (i) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or awards under any other Company plan, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

         (j) Compliance with Code Section 162(m). It is the intent of the Company that employee Options, SARs and other Awards designated as Awards subject to Section 7(f) shall constitute "qualified performance-based compensation" within the meaning of Code Section 162(m). Accordingly, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the performance objectives.

         (k) Governing Law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of laws, and applicable federal law.

         (l) Effective Date; Plan Termination. The Plan shall become effective as of the date of its adoption by the Board, and shall continue in effect until terminated by the Board.

                                     PROXY

                      UNITED STATES LIME & MINERALS, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Edward A. Odjshaw and Timothy W. Byrne, and either of them, proxies, with power of substitution in each, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of UNITED STATES LIME & MINERALS, INC. standing in the name of the undersigned on March 16, 2001, at the Annual Meeting of Shareholders to be held on April 27, 2001, at the Crowne Plaza Suites, 7800 Alpha Road, Dallas, Texas 75240, and at any adjournment thereof, and especially to vote on the items of business specified below, as more fully described in the Notice of the Meeting dated March 23, 2001, and the Proxy Statement accompanying the same, the receipt of which is hereby acknowledged.

     YOU ARE ENCOURAGED TO RECORD YOUR VOTE ON THE FOLLOWING ITEMS OF BUSINESS TO BE BROUGHT BEFORE THE ANNUAL MEETING, BUT YOU NOT NEED MARK ANY OVAL IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. The proxies cannot vote your shares unless you sign, date, and return this Proxy Card. Remember, you can revoke this Proxy Card and vote in person by attending the Annual Meeting, or by submitting to the Company prior to the Annual Meeting, a written notice of revocation.

                 (Continued and to be signed on reverse side.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR DIRECTOR, AND
APPROVAL OF 2001 LONG-TERM INCENTIVE PLAN.

1.  ELECTION OF DIRECTORS--                        FOR  WITHHOLD  FOR ALL      In their discretion, the proxies are authorized to
    NOMINEES: 01- J.J. Brown, 02- T.W. Byrne,      ALL    ALL     EXCEPT       vote upon such other business as may properly be
              03- R.W. Cardin, 04- A.M. Doumet,    [ ]    [ ]      [ ]         brought before the Annual Meeting or any adjournment
              05- W.G. Irmacher, 06- E.A. Odjshaw                              thereof.

----------------------------------
(Except nominee(s) written above.)

2.  APPROVAL OF THE UNITED STATES LIME &            FOR   AGAINST  ABSTAIN     The undersigned acknowledges receipt of the Notice of
    MINERALS, INC. 2001 LONG-TERM INCENTIVE PLAN.   [ ]     [ ]      [ ]       Annual Meeting of Shareholders and of the Proxy
                                                                               Statement.

                                                                                                   Date:                      , 2001
                                                                                                        ----------------------
                                                                               Signature(s)
                                                                                           -----------------------------------------

                                                                               -----------------------------------------------------
                                                                               Please sign exactly as name appears. Joint owners
                                                                               should each sign personally. Where applicable,
                                                                               indicate your official position or representative
                                                                               capacity.


                           -- FOLD AND DETACH HERE --

                             YOUR VOTE IS IMPORTANT!

       PLEASE MARK, SIGN, AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY
                         IN THE ACCOMPANYING ENVELOPE.